EXHIBIT 10.1
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                           TAX SHARING AGREEMENT

         This Tax Sharing Agreement (this "Agreement") is entered into as of the 16th day of February 2005 by and among IWO Holdings, Inc., a Delaware corporation ("IWO Holdings") and its subsidiaries, Independent Wireless One Corporation, a Delaware corporation ("IWO Corp.") and Independent Wireless One Leased Realty Corporation, a Delaware corporation ("IWO Realty" and collectively with IWO Holding and IWO Corp., "IWO"), and US Unwired Inc., a Louisiana corporation ("US Unwired"). The parties hereto may be collectively referred to herein as the "Parties" and each individually as a "Party".

                                 RECITALS:

         WHEREAS, on April 1, 2002, US Unwired indirectly acquired all of the outstanding shares of IWO; and

         WHEREAS, US Unwired joins in the filing of a consolidated federal income tax return and certain state and local consolidated, combined, unitary or similar group tax returns with IWO (the "US Unwired Group"); and

         WHEREAS, IWO has filed a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Delaware (the "Court") and will seek to reorganize its liabilities, business and affairs in accordance with Chapter 11 and, in that regard, IWO has filed a "Joint Plan of Reorganization" (together with any subsequent amendments, the "Plan") with the Court; and

         WHEREAS, subject to confirmation of the Plan and satisfaction of certain conditions as provided by the Plan, IWO's business and affairs shall be reorganized on the Effective Date (as defined in the Plan), when the Plan shall be substantially consummated; and

         WHEREAS, upon consummation of the Plan, US Unwired shall cease to own any interest, directly or indirectly, in IWO; and

         WHEREAS, IWO and US Unwired each deem it to be in their mutual interest and to their mutual advantage to enter into this Agreement in order to (i) allocate equitably consolidated income tax liabilities of the US Unwired Group (if any) between IWO and the remaining members of the US Unwired Group and (ii) clarify the Parties' mutual responsibilities with respect to taxes;

         NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the Parties, intending to be legally bound, agree as follows:

         1.    DEFINITIONS. For purposes of this Agreement:

               A. "Code" shall mean the Internal Revenue Code of 1986, as amended.

               B. "Consolidated Tax Returns" shall mean (i) all consolidated federal income Tax Returns of US Unwired that include or are required to include IWO for all taxable periods (or portions thereof) of IWO ending on or prior to the Effective Date, and (ii) where applicable and consistent with past practice, all other consolidated, combined or unitary Tax Returns of, or which include, US Unwired or any of its subsidiaries and that include or are required to include IWO for all taxable periods (or portions thereof) ending on or prior to the Effective Date;

               C. "Consolidated Taxes" shall mean all taxes for which Consolidated Tax Returns are filed or required to be filed, together with any related interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority, including, without limitation, any liability for the payment of any such amounts as a result of being a member of the same affiliated, consolidated, combined, unitary or other similar group;

               D. "Final Determination" shall mean any determination within the meaning of section 1313(a) of the Code and any of the events specified in section 6213(b) or (d) of the Code (and applying similar principles for state and local purposes).

               E. "Tax Returns" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, declaration of estimated tax or similar statement or document relating to or required to be filed with any taxing authority in connection with the determination, assessment, collection or payment of any tax, including, where permitted or required, combined consolidated or unitary forms.

               F. "Separate Tax Return Liability" of IWO or the remainder of the US Unwired Group, as the case may be, shall be computed as if such subgroup was a single member of the US Unwired Group with any separate return calculations computed as if the members of the subgroup filed a separate consolidated federal income tax return, and using the same elections and accounting methods as are used in determining the actual tax liability of the US Unwired Group.

         2.    PREPARATION OF TAX RETURNS; PAYMENT OF TAXES.

               A.   (i)    US Unwired shall include IWO in all Consolidated Tax
Returns. All Consolidated Tax Returns shall be prepared by US Unwired in a manner consistent with past practice, unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof). US Unwired will deliver to IWO, for review, each such Consolidated Tax Return at least forty-five (45) days prior to the due date for filing such Consolidated Tax Return, including extensions. US Unwired and IWO shall attempt in good faith mutually to resolve any disagreements regarding Consolidated Tax Returns in accordance with
Section 5 hereof, which shall be binding on the Parties. IWO shall pay to US Unwired or the appropriate taxing authority the portion of the Consolidated Taxes, if any, attributable to IWO with respect to the Consolidated Tax Returns in accordance with section 2.A(ii). All Consolidated Taxes shall be paid by US Unwired (less any portion paid directly by IWO to the appropriate taxing authority).

                    (ii) The Consolidated Taxes with respect to any Consolidated Tax Return shall be allocated between IWO and US Unwired (on behalf of the remaining members of the US Unwired Group) as follows: There shall be allocated to IWO that portion of the Consolidated Taxes which the Separate Return Tax Liability of IWO bears to the sum of the such liability and the Separate Return Tax Liability for the remainder of the US Unwired Group, computed in accordance with section 1552(a)(2) of the Code and Treas. Reg. ss.1.1552-1(a)(2). The remainder of the Consolidated Taxes shall be allocated to US Unwired (on behalf of the remaining members of the US Unwired Group).

               B. For federal income tax purposes, and with respect to all other taxes, and to the extent permitted by applicable law, the taxable year of IWO shall end as of the close of business on the Effective Date. IWO and US Unwired shall not take any position inconsistent with the preceding sentence on any Tax Return. If applicable law does not permit IWO to close its taxable year as of the close of business on the Effective Date, then the portion of the Consolidated Taxes, if any, attributable to IWO for any Tax Return shall be allocated to IWO in accordance with the provisions of Section 2.A(ii) herein. Any allocation of income or deductions required to determine any Consolidated Taxes (or Separate Tax Return Liability) attributable to any period beginning before and ending after the Effective Date shall be made by means of an interim closing of the books and records of IWO in accordance with, or utilizing principles consistent with, Treasury Regulation ss. 1.1502-76(b)(2)(i) as of the Effective Date; PROVIDED, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Effective Date and the period after the Effective Date in proportion to the number of days in each such period.

               C. Any refunds or overpayment credits of Consolidated Taxes related to the operations of IWO for any taxable period and paid by IWO shall be for the account of IWO, other than if due to the incurrence of any item of deduction or credit by a member of the US Unwired Group other than IWO. Any other refunds or credits of Consolidated Taxes shall be for the account of US Unwired.

               D. IWO shall pay the amount of any Consolidated Taxes allocated to it pursuant to Section 2 hereof to US Unwired (or directly to the applicable taxing authority, with appropriate designation) no later than five (5) business days prior to the due date of such Consolidated Taxes. If a dispute arises (and is not resolved five (5) business days prior to the filing of the Tax Return) as to the Tax Return or the amount that IWO owes to US Unwired, IWO shall pay the amount that US Unwired believes is owing to US Unwired, and US Unwired and IWO shall resolve their dispute in accordance with Section 5 hereof. Within five (5) business days following resolution of the dispute, the appropriate Party shall pay to the other Party any amount determined to be due to the other Party upon final resolution of the dispute.

               E. IWO and US Unwired agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to IWO as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to taxes. Each Party shall retain in its possession, and shall provide the other Party reasonable access to (including the right to make copies of), such supporting books and records and any other materials that such Party may specify with respect to matters relating to taxes for any taxable period ending on or prior to the Effective Date.

               F. The portion of any consolidated net operating losses, consolidated net capital losses, consolidated unused investment credits, consolidated unused foreign tax credits or consolidated excess charitable contributions (as such terms are used in Treasury Regulation ss. 1.1502-79) allocable to IWO upon IWO's departure from the US Unwired Group shall be determined in accordance with Treasury Regulation ss. 1.1502-79 and after application of Treasury Regulation ss. 1.1502-28T. US Unwired shall calculate the amount so allocated and provide such calculation to IWO (on a member-by-member basis) as soon as possible; but in any case estimates shall be provided to IWO at least 45 days prior to the due date of IWO's federal income tax return for its first taxable year following the Effective Date. IWO will have the right to raise reasonable objections to such calculation (including subsequent revisions thereto) within twenty (20) days after its receipt thereof, in which event US Unwired and IWO shall attempt in good faith mutually to resolve any disagreements regarding this Section 2.F. in accordance with Section 5 hereof, which shall be binding on the Parties. The Parties shall prepare and file all Tax Returns consistently with such calculations and the application of Treas. Reg ss. 1.1502-28T. US Unwired shall cooperate with IWO in making any elections as may be reasonably necessary to permit IWO to utilize any tax attributes allocable to it in taxable periods following the Effective Date; provided that US Unwired shall not be required to make any election that would have an adverse impact on US Unwired.

         3.    ADJUSTMENTS TO CONSOLIDATED TAX LIABILITY

               A. If, pursuant to a Final Determination, the filing of an amended tax return or a claim for refund, a change or adjustment is made to items reported on a Consolidated Tax Return, then the amount of the payments required to be made pursuant to Section 2 shall be recomputed after giving effect to such change(s) and adjustment(s). Such recomputation may result in an additional payment of Consolidated Taxes due from IWO to US Unwired (or directly to the applicable taxing authority, with appropriate designation), or from US Unwired to IWO (with any related interest, net of any tax imposed on US Unwired in respect of such interest), as appropriate. Such payment shall be due not later than (i) five (5) business days before the due date for any additional payment of tax by US Unwired, (ii) five
(5) business days after the receipt of a refund by US Unwired, or (iii) five (5) business days after the occurrence of the event giving rise to the recomputation if such event will not result in the payment of additional tax (such as due to subsequent year carrybacks) or the receipt of a refund (such as where the amount is offset or credited against other taxes) by US Unwired. The Parties recognize that the resulting tax liability of IWO or US Unwired as recomputed is not necessarily its final tax liability and that there may be additional recomputations. Payments by US Unwired to IWO under this Section 3A shall not exceed the amount of prior payments under this Agreement by IWO to US Unwired.

               B. If there is any change of or adjustment to any item relating to the computation of payments under this Agreement of a type not provided for in Section 3.A above (such as a recomputation of amounts due hereunder to reflect a carryback of an item of loss or credit, or a correction of any erroneous calculation previously made hereunder), then the Parties hereto shall make such payments to each other in such manner and at such time as shall be determined in accordance with the principles of Section 3.A of this Agreement.

         4.    TAX AUDITS

               A. US Unwired shall have the right to control any audit or administrative or court proceeding relating to Consolidated Taxes for taxable periods of IWO which end on or before the Effective Date and to employ counsel of its choice at its expense, but IWO shall have the right to participate in such audit or proceeding at its own expense.

               B. US Unwired and IWO jointly shall represent the interests of IWO in any audit or administrative or court proceeding relating to Consolidated Taxes for any taxable period of IWO which includes (but does not begin or end on) the Effective Date.

               C. IWO shall have the sole right to represent the interests of IWO in all audits or administrative or court proceedings relating to taxes not related to a Consolidated Taxes.

               D. The Parties agree to cooperate with each other in connection with the defense, negotiation or settlement of any proceeding. US Unwired agrees not to settle or resolve any audit or proceeding solely concerning IWO without the consent of IWO, which consent shall not be unreasonably withheld.

         E. Any disputes regarding the conduct, settlement or resolution of any audit or proceeding shall be resolved pursuant to Section
5 hereof.

         5. DISPUTE RESOLUTION. In the event that US Unwired or IWO disputes the application or interpretation of any provision of Sections 2, 3 or 4 hereof, or the amount or calculation of Taxes, if any, owed by such Party thereunder, such Party shall deliver to the other a statement setting forth, in reasonable detail, the nature of and dollar amount of any disagreement so asserted. The Parties shall attempt in good faith to resolve such dispute within fifteen (15) days following the commencement of such dispute. If the Parties are unable to resolve such dispute within such twenty (20) day period, the dispute shall be resolved by a mutually acceptable accounting expert or firm employing independent public accountants (the "Accounting Referee"). The Accounting Referee shall determine, only with respect to the specific disagreements submitted in writing by US Unwired and IWO, the manner in which such item or items in dispute should be resolved; PROVIDED, HOWEVER, that the dollar amount of any such item or items shall be determined within the range of dollar amounts proposed by US Unwired, on the one hand, and IWO, on the other hand. The Accounting Referee shall be directed to make such determination promptly, but in no event later than twenty (20) days after acceptance of its appointment. Any finding by the Accounting Referee shall be a reasoned award stating the findings of fact and conclusions of law (if any) on which it is based, shall be final and binding upon the Parties and shall be the sole and exclusive remedy between the Parties regarding the disputed items so presented. The fees and expenses of the Accounting Referee shall be shared by US Unwired and IWO in proportion to each party's respective liability for Taxes which are the subject of the dispute as determined by the Accounting Referee, and the Parties shall otherwise bear their own expenses incurred in any dispute resolution pursuant to this Section 5.

         6. NOTICES. Any notice, request, or demand required or permitted to be provided under this Agreement, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            If to IWO:                IWO Holdings, Inc.
                                      52 Corporate Circle
                                      Albany, NY 12203

           If to US Unwired:          US Unwired Inc.
                                      901 Lakeshore Drive
                                      Lake Charles, LA 70601


         7. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, WITHOUT GIVING EFFECT TO THE PROVISIONS, POLICIES OR PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.

         8. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT.

         9. CERTAIN RULES OF CONSTRUCTION. The Parties hereto hereby agree that the provisions of this Agreement have been negotiated by sophisticated parties. No provision of this Agreement shall be interpreted in favor of, or against, any Party hereto by reason of the extent to which such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof or by reason of any fiduciary or other relationship between the Parties.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior oral and written agreements relating to the subject matter of this Agreement.

         11. NO THIRD-PARTY BENEFICIARIES. The Parties acknowledge that this Agreement is not intended to make any persons or entities third-party beneficiaries of this Agreement.

         12. NO WAIVER FOR FAILURE TO ACT. A failure or a delay by a Party to this Agreement in exercising any right under this Agreement will not constitute a waiver of the right. In addition, a single or partial exercise of a right under this Agreement will not constitute a waiver of any other right relating to this Agreement.

         13. MODIFICATIONS AND AMENDMENTS. This Agreement may not be altered, modified, or amended, except by a written agreement signed by all the Parties including the Party sought to be charged with such alteration, modification, or amendment.

         14. ADDITIONAL INSTRUMENTS AND ACTS. The Parties agree to execute any additional instruments and to perform any additional acts that may become necessary to effectuate the purposes of this Agreement.

         15. CAPTIONS AND HEADINGS. Captions and headings in this Agreement are employed for convenience of reference and shall not affect the construction of any provision.

         16. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the Parties hereto, being duly authorized, have duly executed this Agreement as a binding contract as of the day and year first above written.

                                        IWO HOLDINGS, INC.


                                        By: /s/ Michael E. Cusack
                                            ----------------------------------
                                            Name:  Michael E. Cusack
                                            Title: Secretary



                                        INDEPENDENT WIRELESS ONE CORPORATION


                                        By: /s/ Michael E. Cusack
                                            ----------------------------------
                                            Name:  Michael E. Cusack
                                            Title: Secretary



                                        INDEPENDENT WIRELESS ONE LEASED
                                        REALTY CORPORATION


                                        By: /s/ Michael E. Cusack
                                            ----------------------------------
                                            Name:  Michael E. Cusack
                                            Title: Secretary



                                        US UNWIRED INC.


                                        By: /s/ Thomas G. Henning
                                            ------------------------------------
                                            Name:  Thomas G. Henning
                                            Title: Secretary